STATE OF DELAWARE
                                                SECRETARY OF STATE
                                                DIVISION OF CORPORATIONS
                                                FILED 09:00 AM 11/21/2000
                                                001586863-3319052



                    CERTIFICATE OF FORMATION

                              OF

                    AEI INCOME & GROWTH FUND 24, LLC


     This certificate of Formation of AEI Income & Growth Fund 24, LLC (the "Company") is executed and filed by the undersigned as authorized person to form a limited liability company under the Delaware Limited Liability Company Act (the "Act").

     1.   The name of the Company is AEI Income & Growth Fund
          24, LLC.

     2. The address of the registered office of the Company in the State of Delaware is The Corporation Trust Company, located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     3. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 14th day of November, 2000.


     By AEI Fund Management XXI, Inc.
     Its Managing Member


     /s/ Robert P Johnson
     By  Robert P Johnson
     Its President